Exhibit 10.02

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Form

ENGINE LEASE AGREEMENT (MSN V12671)

Dated as of 28 June, 2007

between

Celestial Aviation Trading 50 Limited

as Lessor

And

Concesionaria Vuela Compania de Aviacion, S.A. de C.V.

as Lessee

in respect of one IAE V2527M-A5 Engine

Serial No: V12671

incorporating the provisions of an

ENGINE LEASE

COMMON TERMS AGREEMENT

Dated the same date as this Engine Lease Agreement

TO THE EXTENT THAT THIS ENGINE LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS ENGINE LEASE AGREEMENT MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART DESIGNATED AS THE ORIGINAL ON THE SIGNATURE PAGE OF THIS AGREEMENT BY GE COMMERCIAL AVIATION SERVICES LIMITED.

ENGINE LEASE AGREEMENT

ENGINE LEASE AGREEMENT (MSN V12671)

THIS ENGINE LEASE AGREEMENT is made on      June, 2007,

BETWEEN:

(1) CELESTIAL AVIATION TRADING 50 LIMITED, a company incorporated under the Laws of Ireland, having its principal place of business and registered office at Aviation House, Shannon, County Clare, Ireland (“Lessor”); and

(2) CONCESIONARIA VUELA COMPANIA DE AVIACION, S.A. DE C.V., a sociedad anonima de capital variable organized under the Laws of Mexico, having its principal place of business and chief executive office at Prolongacion Paseo De La Reforma No. 490, Piso 1 (Edificio GE), Col. Santa Fe Pena Blanca, Del. Alvaro Obregon, Mexico, D.F. 01012 Mexico (“Lessee”).

WHEREAS:

(A)	Lessor as buyer wishes to purchase the Engine (as defined below) from Lessee as seller and Lessee as seller wishes to sell the Engine to Lessee as buyer, on the terms and subject to the conditions provided in the Engine Purchase Agreement (as defined below);

(B)	Lessee wishes to lease the Engine (as defined below) from Lessor, and Lessor wishes to lease the Engine to Lessee, on the terms and subject to the conditions provided herein;

(C)	GE Commercial Aviation Services Limited and Lessee have entered into the CTA (as defined below) in respect of commercial aircraft engines and related equipment that may be leased from time to time by Lessee from Lessor; and

(D)	Lessor and Lessee wish to incorporate by reference such CTA into this Engine Lease Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions; Interpretation. Unless otherwise defined herein, words and expressions defined in the CTA have the same respective meanings for the purposes of this Engine Lease Agreement. The construction provisions of Section 1.2 of the CTA shall apply to this Engine Lease Agreement. In this Engine Lease Agreement, the following capitalized words and expressions shall have the following meanings:

Agreed Value shall have the meaning specified in Schedule B, Part 1 hereto.

Annual Supplemental Rent Adjustment and Assumed Ratio have the meanings specified in Schedule B hereto.

CTA means the Engine Lease Common Terms Agreement, dated as of the same date as this Engine Lease Agreement executed by Lessor and Lessee (as in effect on the date hereof without, unless Lessor and Lessee otherwise expressly agree, giving any effect to any subsequent amendment, supplement, waiver or other modification thereto), and which forms part of this Engine Lease Agreement.

Damage Notification Threshold shall have the meaning specified in Schedule B, Part I hereto.

Deductible Amount shall have the meaning specified in Schedule B, Part I hereto.

ENGINE LEASE AGREEMENT 2

Delivery Condition Requirements means the requirements specified in Part II of Schedule A hereto.

Delivery Location means the State of Delaware, United States of America , or such other location as Lessor and Lessee shall agree, as evidenced in the Certificate of Acceptance.

Deposit means all amounts payable pursuant to Section 3.1 (Deposit) hereof.

Discount Rate shall have the meaning specified in Schedule B, Part II hereto.

Engine means whether or not installed on any airframe, each engine of the manufacturer and model specified in Part I of Schedule A which Lessor tenders to Lessee on the Delivery Date, together in each case with the LRU, accessories and the Engine Documents and Records as described in Part I of Schedule A hereto and tendered for Delivery by Lessor to Lessee relating to such Engine and otherwise subject to the terms and conditions of this Lease. The term “Engine” includes, as of any date of determination, all the foregoing equipment then leased hereunder and includes all modules and other Parts from time to time belonging to or installed in that Engine.

Engine Cycles Restriction shall have the meaning specified in Schedule B, Part VI hereto.

Engine Flight Hours Restriction shall have the meaning specified in Schedule B, Part VI hereto.

Engine LLP Supplemental Rent is defined in Schedule B hereto.

Engine Purchase Agreement means the engine purchase agreement dated the same date as this Engine Lease Agreement entered into by Lessee as seller and Lessor as buyer in respect of the Engine.

Engine Supplemental Rent is defined in Schedule B hereto.

Final Delivery Date means December 31, 2007.

Indemnitee means each of Lessor, Owner, General Electric Capital Corporation and GECAS and their respective successors and permitted assigns, and each of their respective shareholders, subsidiaries, affiliates, partners, contractors, directors, officers, representatives, agents and employees.

Interest Rate is defined in Schedule B, Part II hereto.

Lease means and includes this Engine Lease Agreement, Schedules A and B and the Common Terms Agreement.

Lessor’s Account is defined in Section 3.3 herein.

LRU means line replaceable units.

Manufacturer means the manufacturer of the Engine or any separate item of equipment, as the case may be, as set forth on Schedule A hereto.

Minimum Component Calendar Life is defined in Schedule B, Part IV.

Minimum Engine Cycles is defined in Schedule B, Part VI.

Minimum Engine Flight Hours is defined in Schedule B, Part VI.

ENGINE LEASE AGREEMENT 3

Minimum Liability Coverage is defined in Schedule B, Part I.

Modification Approval Amount is defined in Schedule B, Part

Owner means Lessor.

Pre-Approved Bank means any bank organized under the laws of the United States or any State thereof, or the New York branch of a major international bank, in each case (a) for only so long as its long-term Dollar denominated unsecured debt (or if it does not have long-term unsecured Dollar denominated debt, its parent corporation’s long-term unsecured Dollar denominated debt) carries a rating from S&P of A+ or better, and (b) so long as each Letter of Credit issued by any such bank to Lessor permits drawings thereunder by facsimile.

Pre-Approved Sub-Lessee means any of the following operators: TACA International Airlines, S.A.

Redelivery Location means the GE On-Wing Support at London Heathrow, or at Lessee’s option, a storage location of Lessor in the continental United States that is acceptable to Lessor.

Related Airframe means the airframe operated by Lessee bearing the Manufacturer’s Serial Number as notified by Lessee to Lessor in the Recognition of Rights Agreement or the Technical Report.

Related Airframe Type means an Airbus A319 on which the Engine may be installed.

Rent is defined in Schedule B, Part II.

Rent Commencement Date means the date on which Lessor tenders the Engine under Section 4.3.(a) (Delivery and Acceptance) of the CTA and the Lessee Conditions Precedent are met or could reasonably be expected to be met if the Delivery of the Engine had occurred.

Scheduled Delivery Date means 29th June, 2007.

Scheduled Delivery Month means June, 2007.

Scheduled Expiry Date means the date falling sixty eight months (68) after the Rent Commencement Date (or in the event that such date is a day that is not a Business Day, the immediately preceding Business Day), which date shall be specifically set forth in the Certificate of Acceptance.

Spares Deductible Amount is defined in Schedule B, Part I.

Tax Indemnitee means each of Owner, Lessor, and each member of the consolidated group of which Lessor and Owner is a member for United States Federal income tax purposes, and their successors and permitted assigns.

2.	LEASING

2.1	Term. Subject to the terms and conditions of the Lease, Lessor will lease the Engine to Lessee and Lessee will take delivery of and lease the Engine from Lessor in accordance with the Lease for the duration of the Term. Lessee shall evidence such Delivery and acceptance by executing and delivering a Certificate of Acceptance as provided in Clause 4.3 of the Common Terms Agreement.

ENGINE LEASE AGREEMENT 4

3.	PAYMENTS

3.1	Deposit; Rent; Supplemental Rent; Lessee shall pay to Lessor the Deposit, Rent and Supplemental Rent as provided in the CTA and as set forth in Schedule B, Part II (Deposit), Part III (Rent) and Part V (Supplemental Rent), respectively.

3.2	Lessor’s Maintenance Contribution: Lessor shall pay to Lessee Lessor’s Maintenance Contribution in accordance with Section 7.2 of the CTA.

3.3	Lessor’s Bank Account: For the purposes of Section 5.5 (Payments) of the CTA, Lessor’s bank account and wire transfer particulars, to which all payments to Lessor shall be made by Lessee, are at the date hereof (“Lessor’s Account”):

Transfer to:	*****
ABA No:	*****
SWIFT Code:	*****

For Account Of: *****
SWIFT Code:	*****
*****
For Credit To:	*****
Account No:	*****

3.4	Subpart F Benefits: The provisions of Schedule B, Part IV shall apply under this Lease.

4.	CONDITION OF THE ENGINE AT DELIVERY

On the Delivery Date, as a condition to Lessee’s obligation to accept delivery thereof, the Engine shall be in the condition provided in Part II of Schedule A hereto. Lessor shall coordinate with Lessee, in anticipation of delivery of the Engine, in the exercise of Lessor’s inspection rights under the purchase agreement relating to the Engine.

5.	CONDITION OF THE EQUIPMENT AT REDELIVERY

On the Return Occasion, Lessee shall redeliver the Engine to Lessor at the location specified in the CTA and at such redelivery the Engine shall be in the condition provided in the CTA, including Part 2 of Schedule 6 (Procedure and Operating Condition at Redelivery), the CTA.

6.	NAMEPLATE INSCRIPTION

Lessee shall install a Nameplate on the Engine to read:

“THIS ENGINE IS OWNED BY CELESTIAL AVIATION TRADING 50 LIMITED, AS OWNER, AND IS LEASED TO CONCESIONARIA VUELA COMPANIA DE AVIACION, S.A. DE C.V. AND MAY NOT BE OPERATED BY ANY OTHER PERSON WITHOUT THE CONSENT OF OWNER”

ENGINE LEASE AGREEMENT 5

7.	ADDRESSES FOR NOTICES

The addresses and facsimile and numbers of Lessor and Lessee are as follows:

Lessor:

c/o: GECAS

Aviation House

Shannon

County Clare

Ireland

Attention: Contracts Leader

Facsimile: + 353 61 706867

Lessee:

Prolongacion Paseo De La Reforma No. 490

Piso 1 (Edificio GE)

Col. Santa Fe Pena Blanca

Del. Alvaro Obregon

Mexico, D.F. 01012 Mexico

Attention: Director Jurídico

Facsimile: + 5255 616460

8.	THE SCHEDULES AND COMMON TERMS AGREEMENT

ALL THE PROVISIONS OF SCHEDULES A AND B HERETO, AND THE CTA, ARE INCORPORATED BY REFERENCE HEREIN AND ARE PART OF THIS ENGINE LEASE AGREEMENT AS IF THEY WERE SET OUT IN FULL HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BY ITS SIGNATURE BELOW, EACH OF LESSOR AND LESSEE ACKNOWLEDGES AND AGREES THAT THE LEASE OF THE ENGINE HEREUNDER IS ON AN “AS IS, WHERE IS” BASIS AND THAT THE DISCLAIMERS, EXCULPATIONS AND LIMITATIONS OF LIABILITY, INDEMNITIES, THE CHOICE OF NEW YORK LAW AS THE GOVERNING LAW, THE SUBMISSION TO PERSONAL JURISDICTION IN NEW YORK, AND THE WAIVER OF ANY RIGHT TO A TRIAL BY JURY PROVIDED FOR IN THE CTA ARE INCORPORATED HEREIN BY SUCH REFERENCE AND ARE PART OF THIS ENGINE LEASE AGREEMENT AS IF THE SAME WERE SET OUT IN FULL HEREIN.

9.	NO AMENDMENT EXCEPT IN WRITING

No provision of this Lease, including any provision of Schedule A, Schedule B or the CTA, may be amended, rescinded, changed, waived, discharged, terminated or otherwise modified in any way whatsoever, except in writing signed by both parties.

ENGINE LEASE AGREEMENT 6

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Engine Lease Agreement, on the date shown at the beginning of this Engine Lease Agreement.

LESSOR:

CELESTIAL AVIATION TRADING 50 LIMITED

By:	/s/ Mauricio Fuchs

Name:	Mauricio Fuchs

Title:	Attorney-in-fact

LESSEE:

CONCESIONARIA VUELA COMPANIA DE AVIACION, S.A. DE C.V.

By:	/s/ Alfonso Ascencio Triujeque

Name:	Alfonso Ascencio Triujeque

Title:	General Counsel

ENGINE LEASE AGREEMENT 7

SCHEDULE A

PART I-ENGINE AND RELATED EQUIPMENT DESCRIPTION

ENGINE

Manufacturer:	IAE International Aero Engines AG

Model:	V2527M-A5

Manufacturer’s Serial Number:	V12671

QEC Manufacturer:	N/A

Nose Cowl Manufacturer:	N/A

Engine Bag:	P/No. IAE6R19563

QEC:	N/A

LRU:	Reference V12671 VSL

Other Accessories:	Reference V12671 VSL

Engine Documents and Records:	Listed in Part 1 below.

The engine serial number stated above is that advised to Lessor by Manufacturer. If Manufacturer advises of any change to any serial number, the new number will be deemed inserted under “Engine Serial Number” above.

ENGINE DOCUMENTS AND RECORDS

1.	Engine Records

•	FAA 8130

•	IAE Certificate of Conformity

•	IAE VSL Data Report

ENGINE LEASE AGREEMENT 8

PART II-DELIVERY CONDITION REQUIREMENTS

Set forth below is a description of the condition in which the Engine must be in order for Lessee to be obligated to accept the Engine under the Lease. It is solely a description of such condition precedent and shall not be construed as a representation, warranty or agreement of any kind whatsoever, express or implied, by Lessor with respect to the Engine or its condition, all of which have been disclaimed by Lessor and waived by Lessee as set forth in the Lease, including in the CTA.

Delivery Condition Requirements:

The Engine shall be new, ex-factory certificated for operation at 27,000 pounds with engine stand, engine cover, LRU, other accessories and Engine Documents and Records as listed herein.

ENGINE LEASE AGREEMENT 9

SCHEDULE A

PART III-RETURN CONDITION REQUIREMENTS

In addition to and supplementing Lessee’s obligations set forth in Clause 12 and Schedule 6 of the Common Terms Agreement, Lessee shall redeliver the Engine to Lessor on the Return Occasion meeting the following requirements:

(1)	Section 1.3(a) of Schedule 6 to the CTA shall be deleted and replaced with the following:

“(a) Each Engine Flight Hour and Engine Cycle controlled Hard Time Component shall have not more than the Minimum Hard Time Component Flight Hours and shall have not less than the Minimum Hard Time Component Cycles of life remaining to the next expected Engine Refurbishment based on the Manufacturer’s mean time between removals for such Engine and shall be supported by appropriate certification documentation indicating TSN, CSN, TSO and CSO such as JAR form 1 or FAA form 8130-1; for this purpose “Hard Time Component” means any component which has a limited on-wing life in accordance with the Maintenance Programme and which can have life fully restored through appropriate maintenance;

(2)	Section 1.4(a) of Schedule 6 to the CTA shall be deleted and replaced with the following:

“(a) have not more than the Minimum Engine Flight Hours life remaining to the next expected removal and each of the LLPs shall have not less than the Minimum Engine Cycles release life remaining. The expected life remaining will be determined by the inspection and checks accomplished by Lessor in accordance with the Lease, including the Manufacturer’s maintenance planning document;”

(3)	Section 1.4(g) of Schedule 6 to the CTA shall be deleted and shall be replaced by the following paragraph (g):

“(g) immediately prior to redelivery, will have the required EGT Margin, the EGT Margin shall be of a level , and the Engine shall otherwise be in a condition, consistent with the EGTM as at last performance restoration minus the expected deterioration for the hours and cycles accrued since the last performance restoration. The Engine will have performance characteristics consistent with engines of a similar age and time since performance restoration in the return condition, and expected EGTM deterioration according to the Manufacturer’s statistics. This, together with other performance characteristics, will be determined by a full performance test run in either (i) a test cell in accordance with the Manufacturer’s procedures or (ii) at Lessor’s option on-wing engine performance run in accordance with Test No. 13 (Task 71-00-00-700-011 of the Aircraft Maintenance Manual) including vibration survey in accordance with Test No. 8 (Task 71-00-00-700-022-A of the Aircraft Maintenance Manual) to successfully demonstrate the take-off power in accordance with the limits shown in Manufacturer’s manual; report 04 (Take Off) should be obtained during acceptance on-wing performance run in order to calculate EGT Margin for the Engine, as per SIL 057 latest revision instructions, and confirmed that it is consistent with the Engine Flight Hours and Engine Cycles operated by the Engine since its last Engine Refurbishment but in any event, no less than 30° C at maximum rated take-off power. After satisfactory completion of the full performance test cell run or on-wing engine performance run (whichever is applicable), the Engine’s fuel and oil systems should be long term preserved for a 365 day period and will have completed a full unrestricted (all-ports) Video/DVD (preferred) borescope inspection, at Lessee’s cost, which will demonstrate compliance with the Manufacturer’s requirements. Lessee will correct, at its cost, any discrepancies found in the test and/or borescope inspections. In correcting any such discrepancies, no deferred items or repetitive inspections will be acceptable upon completion of the required repairs. In all cases, the engine condition monitoring (ECM) data will be available for Lessor’s review, will cover periods of installation sufficient to have initialized a baseline on the trend plot and will exhibit no abnormal trends or acceleration in the deterioration of the performance of the Engine.

ENGINE LEASE AGREEMENT 10

SCHEDULE B

COMMERCIAL TERMS

The definitions and other commercial and financial terms set forth in this Schedule B shall apply to the leasing of the Engine under the Lease.

The commercial and financial information contained in this Schedule B are considered by Lessor and Lessee as proprietary and confidential. Lessor and Lessee shall, and any of their assignees, upon becoming such shall agree that they shall, treat this Schedule B as proprietary and confidential and will not, without the prior written consent of the other, disclose or cause to be disclosed, the terms hereof or thereof to any Person, except to its agents, representatives, advisors, employees, counsel, underwriters, auditors, investors, financing parties, head lessors and sublessees as necessary or appropriate for the leasing transaction which is the subject hereof, or except (a) as may be required by applicable Law or pursuant to an order, or a valid and binding request, issued by any court or other Government Entity having jurisdiction over Lessor, Lessee or the assignee of either of them, as the case may be, or (b) as necessary to enable Lessor or its assignee to make transfers, assignments or other dispositions to potential transferees, assignees or participants of its interest in and to the Lease.

In connection with any such disclosure or any filing of the information contained herein or therein pursuant to any such applicable Law, Lessor, Lessee or the assignee of either of them, as the case may be, shall request and use its best reasonable efforts to obtain confidential treatment of this Schedule B and the other party will cooperate in making and supporting any such request for confidential treatment.

PART I PART I-CASUALTY OCCURRENCE DEFINITIONS

Agreed Value *****, it being agreed, however, that, notwithstanding the foregoing, the Agreed Value shall be ***** on and with effect from each anniversary of the Delivery Date during the Term, provided that during each 12 month period leading up to each such anniversary of the Delivery Date, the Engine shall have been operated for at least 1,000 Engine Flight Hours.

Damage Notification Threshold means *****.

Deductible Amount means *****.

Minimum Liability Coverage means *****, except that for war risk liability purposes, the Minimum Liability Coverage amount shall not be less than *****.

Spares Deductible Amount means *****.

PART II        DEPOSIT; DISCOUNT RATE; LC AMOUNT; INTEREST RATE

Deposit: The amount of the Deposit required by Section 3.1 hereof shall be payable at the following times and in the following amounts. Lessee shall pay Lessor a Deposit in cash in the sum of ***** which shall be payable no later than two (2) Business Days prior to Delivery.

Discount Rate means ***** per annum.

Interest Rate: The Interest Rate shall be the “prime rate” as quoted in the Wall Street Journal from time to time during the applicable period plus ***** per annum, but not to exceed the maximum amount permitted by Law.

ENGINE LEASE AGREEMENT 11

PART III        RENT

The Rent payable in respect of each Rental Period during the Term shall be payable in sixty eight (68) consecutive monthly instalments, in advance on each Rent Date.

The Rent payable in respect of the first Rental Period during the Term will be calculated as follows and shall be the same amount for each Rental Period thereafter:

*****

Where:

*****

*****

T means the interest rate (expressed as a number rather than a percentage) in respect of a 5.5 year U.S. dollar fixed interest rate swap as quoted on Bloomberg Page IRSB (on the ask side of the page) and obtained by Lessor on the Quotation Date; provided that if no rate is quoted on such Bloomberg page for the relevant swap then such rate shall be obtained by linear interpolation of the rates (to two decimal places) of the two swap rates having a maturity closest (one longer, one shorter) to 5.5 years on that Bloomberg screen;

*****

Quotation Date means the date falling two Business Days before the Delivery Date.

PART IV        TAX DEFINITIONS; SPECIAL TAX INDEMNITY

Lessor/Owner Tax Jurisdiction means Ireland.

Subpart F Benefits and Indemnity

Lessor has assumed that neither Lessor nor any of the Tax Indemnitees will be subject to United States income tax under Subpart F of the United States Internal Revenue Code of 1986, as amended with respect to income from the Lease nor will the Engine be treated as “United States property” for the purposes of Subpart F of the such Code (“Subpart F Benefits”).

(a) Usage Covenant: To support Lessor’s or other applicable Tax Indemnitee’s entitlement to the Subpart F Benefits, Lessee agrees that in each calendar year during the Term:

(i) the Engine will be located outside the United States more than 50 per cent of the time; or

(ii) more than 50 per cent of the miles traversed in the use of the Engine will be traversed outside the United States.

For the purpose of (i) and (ii) above, reference to the United States includes the Commonwealth of Puerto Rico and for (ii) above, any flight between two points in the United States, without an intervening stop in a foreign jurisdiction of at least 12 hours, is considered to be a flight traversed entirely within the United States.

ENGINE LEASE AGREEMENT 12

Lessee will make available to Lessor any records relating to the use and location of the Engine that Lessor may reasonably request to fulfil Lessor’s or any Tax Indemnitees’ tax reporting, filing, audit or litigation requirements and will otherwise reasonably co-operate with any requests of Lessor with respect to compliance with requirements for the Subpart F Benefits.

(b)	(i) Indemnity for breach of usage covenant: The remedy for the breach of any of the covenants contained in this clause shall be the right to receive the indemnity payments specified in this paragraph (b) from Lessee. Any such indemnity payments will be due within 30 days after Lessee’s receipt of a written request from Lessor certifying that there has been a loss of Subpart F Benefits describing in reasonable detail the circumstances of such loss, the amount of such loss and the breach causing such loss.

(ii) Lessee’s indemnity obligation in respect of a breach of the covenant contained in paragraph (a) above, shall, subject to Clause 5.10 of the Common Terms Agreement, be the actual amount of Subpart F Benefits lost or disallowed (including any interest, penalties, and additions to tax payable as a result of the breach, reduced, however, by any tax benefits ultimately realized by Lessor or any of the Tax Indemnitees as a result of the loss or disallowance of such Subpart F Benefits, including but not limited to the exclusion of previously taxed income from the income of the Lessor or any of the Tax Indemnitees for United States income tax purposes upon a distribution from Lessor; provided that after taking into account any tax benefits realized by Lessor or other Tax Indemnitees, neither Lessor nor the Tax Indemnitees will be worse off than they would have been had there been no loss or disallowance of the Subpart F Benefits.

PART V        SUPPLEMENTAL RENT

The Supplemental Rent payable will be determined with reference to the following:

Annual Supplemental Rent Adjustment means in the case of: (i) the ***** per annum and (ii) Engine LLP Supplemental Rent, the year on year increase in the total price of the entire LLP stack as determined from OEM IAE2500-A5 LLP catalogue list prices.

Assumed Ratio means a 1.8 hour to one cycle ratio (1.8:1).

Assumed Ratio Adjustment: For the purposes of Section 5.4 (Supplemental Rent) of the CTA, any adjustment from the Assumed Ratio shall be based upon the following table:

Ratio:	1.2	1.4	1.6	1.8	2.0	2.2	2.4

Engine Supplemental

Rent Rate:	*****	*****	*****	*****	*****	*****	*****

Engine LLP Supplemental Rent means in respect of the LLP for each Engine ***** for each Engine Cycle operated by that Engine during that calendar month or any part of such calendar month during the Term.

Engine Supplemental Rent: Notwithstanding the provisions of Section 5.4(a) of the Common Terms Agreement, Lessee shall not be required to pay Engine Supplemental Rent in relation to each calendar month in respect of the leasing of the Engine. Instead, on the Expiry Date, Lessee shall pay Lessor an amount equal to the Engine Supplemental Rent Rate multiplied by the number of Engine Flight Hours operated by the Engine during the Term since new or, if later, since the last Engine Full Performance Restoration Shop Visit. For the avoidance of doubt, paragraphs (b) and (c) of Section 5.4 of the Common Terms Agreement apply to Engine Supplemental Rent payable by Lessee under this Engine Lease Agreement. For the avoidance of doubt, the provisions of Section 7.2(a)(ii)(Engine Refurbishment) of the Common Terms Agreement shall not apply with respect to any Engine Supplemental Rent payments made by Lessee.

ENGINE LEASE AGREEMENT 13

Engine Supplemental Rent Rate: means in respect of the Engine, ***** for each Engine Flight Hour (or fraction thereof) operated by that Engine, regardless of whether the Engine is operated at a thrust rating of 24,000 lbs or 27,000 lbs during the Term.

PART VI	MAINTENANCE AND RETURN CONDITION DEFINITIONS; MAINTENANCE PAYMENTS AT REDELIVERY; AIRWORTHINESS DIRECTIVE SHARING PAYMENTS

AD Compliance Period means the 180 days following redelivery of the Engine in compliance with Section 12 (Return of Engines) of the CTA.

EGT Margin means the margin which will remain following the Engine Flight Hours and Engine Cycles actually operated by the Engine since the last defined Engine Full Performance Restoration Shop Visit, and established by deduction of the EGT margin consumed from the EGT margin restored at the Engine Full Performance Restoration Shop Visit. The EGT margin consumed since the last Engine Full Performance Shop Visit will be mutually agreed between Lessor and Lessee, but in no event will be greater than the Manufacturer’s data on the expected EGTM deterioration curve and the position of the Engine on the curve at redelivery.

Engine Cycles Restriction means not less than 7,500 Engine Cycles of expected life remaining to its next scheduled removal.

Engine Flight Hours Restriction means no more than 3,000 Engine Flight Hours since the last Engine Full Performance Restoration Shop Visit.

Engine Full Performance Restoration Shop Visit means an Engine Refurbishment that includes the following:

Shop Visit Workscope

Module:	Hot Section Refurbishment
Fan Module	L3
Low Pressure Compressor	L2
Internal Gearbox/Front Bearing Compartment	L1
Fan Case and Fan Frame	L2
High Pressure Compressor Module	L2.3 or higher
Diffuser	L2
Combustor	L3
No. 4 Bearing Compartment	L3
Nozzle Guide Vane Group	L3
High Pressure Turbine Module	L3
Low Pressure Turbine Module	L1
Turbine Exhaust Case	L2
External Gear Box	L1

Minimum Component Calendar Life is not applicable to this Engine Lease Agreement.

Minimum Engine Cycles means not less than 7,500 Engine Cycles of expected life remaining to any LLP replacement.

Minimum Engine Flight Hours means no more than 3,000 Engine Flight Hours since the last Engine Refurbishment consisting of a an Engine Full Performance Restoration Shop Visit.

ENGINE LEASE AGREEMENT 14

Minimum Hard Time Component Cycles is not applicable to this Engine Lease Agreement.

Minimum Hard Time Component Flight Hours is not applicable to this Engine Lease Agreement.

Modification Approval Amount means *****.

PART VII        INDEMNITY

Section 10 of the Common Terms Agreement shall, for the purposes of this Engine Lease Agreement only, be amended as follows:

(a)	In Section 10(a), the for avoidance of doubt provision in respect of “ownership” shall not prejudice Lessor’s rights as buyer to compensation from Lessee as seller for any losses arising under the Engine Purchase Agreement incurred by Lessor in relation to any defect in its title to the Engine acquired from Lessee as seller;

(b)	Section 10(b)(iv) relating to exclusions from Lessee’s indemnity obligations to the extent that a Loss is caused by an event which occurs before the commencement of the Term, shall not apply to this Engine Lease Agreement since Lessor is acquiring title to the Engine from Lessee as seller pursuant to the terms of the Engine Purchase Agreement.

ENGINE LEASE AGREEMENT 15